UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2007

Date of Report (date of earliest event reported)

VIVUS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-23490	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1172 Castro Street, Mountain View, California 94040

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (650) 934-5200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement

                On December 19, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of VIVUS, Inc. (the “Company”) approved an employment agreement (the “Employment Agreement”) with Leland F. Wilson, the Company’s President and Chief Executive Officer.  The Employment Agreement replaces the original letter of employment and the Change of Control Agreement entered into between the Company and Mr. Wilson on June 14, 1991 and May 12, 2000, respectively.  The Employment Agreement was entered into in part to ensure compliance with recently issued regulations on Deferred Compensation Separation Benefits as mandated by Section 409A of the Internal Revenue Code.  The terms of the Employment Agreement include:

•	A base salary of $515,000 per year;
•

Eligibility to receive an annual cash incentive payment for the achievement of performance goals established by the Board of Directors or the Compensation Committee, with an incentive target of not less than 45% of Mr. Wilson’s base salary;

•

Eligibility to receive annual performance grants under the Company’s stock option performance program, with any determinations relating to such grants to be made in the sole discretion of the Board of Directors or the Compensation Committee;

•

In the event that the Employment Agreement is not renewed, or if Mr. Wilson’s employment with the Company is terminated without cause or if Mr. Wilson resigns for good reason (as those terms are defined in the Employment Agreement), other than as a result of a change of control (as defined in the Employment Agreement), and subject to Mr. Wilson signing a release of claims in favor of the Company, the payment of (i) a lump sum payment equal to 15 months of Mr. Wilson’s base salary, as in effect at the time of termination; (ii) a lump sum payment equal to the pro-rated amount of Mr. Wilson’s target annual incentive for the year in which termination occurs; (iii) up to 12 months of reimbursement for premiums paid for COBRA coverage and (iv) full acceleration with respect to Mr. Wilson’s outstanding unvested equity awards with an exercise period equal to the later of 12 months from termination of employment or 12 months from termination of service from the Board of Directors;

•

In the event that Mr. Wilson’s employment with the Company is terminated without cause or resignation for good reason in connection with a change of control, and subject to Mr. Wilson signing a release of claims in favor of the Company, the payment of (i) a lump sum payment equal to 24 months of Mr. Wilson’s base salary, as in effect at the time of termination; (ii) a lump sum payment equal to 200% of Mr. Wilson’s target annual incentive for the year in which termination occurs; (iii) up to 24 months of reimbursement for premiums paid for COBRA coverage; (iv) outplacement services with a total value not to exceed $20,000 and (v) full acceleration with respect to Mr. Wilson’s outstanding unvested equity awards with an exercise period equal to the later of 12 months from termination of employment or 12 months from termination of service from the Board of Directors;

•

In the event that Mr. Wilson’s employment with the Company is terminated voluntarily by Mr. Wilson due to his retirement, and subject to Mr. Wilson signing a release of claims in favor of the Company, the payment of (i) a lump sum payment equal to 21 months of Mr. Wilson’s base salary, as in effect at the time of retirement; (ii) a lump sum payment equal to 100% of the average annual incentive received by Mr. Wilson over the three year period prior to his retirement; (iii) up to 12 months of reimbursement for premiums paid for COBRA coverage and (iv) full acceleration with respect to Mr. Wilson’s outstanding unvested equity awards with an exercise period equal to the later of 12 months from termination of employment or 12 months from termination of service from the Board of Directors;

•

An agreement by Mr. Wilson not to solicit for employment any employee of the Company other than with the Company, not to compete with the Company and not to disparage the Company, in each case during the term of his employment with the Company or until such time as he is no longer receiving payments with respect to his base salary from the Company; and

•	The reimbursement by the Company of reasonable and actual legal expenses incurred by Mr. Wilson in connection with the negotiation, preparation and execution of the Employment Agreement.

This brief description of the Employment Agreement is qualified in its entirety by reference to the provisions of the Employment Agreement attached as Exhibit 10.63 to this current report on Form 8-K.

Change of Control Agreements

                On December 19, 2007, the Compensation Committee approved change of control and severance agreements (each a “Change of Control Agreement”) for Timothy E. Morris, the Company’s Vice President, Finance and Chief Financial Officer; Peter Y. Tam, the Company’s Senior Vice President, Product and Corporate Development; Wesley W. Day, Ph.D., the Company’s Vice President, Clinical Development; Lee B. Perry, the Company’s Vice President and Chief Accounting Officer; Guy P. Marsh, the Company’s Vice President, U.S. Operations and General Manager; and Changjin Wang, Ph.D., the Company’s Vice President, Business Development (each an “Executive”). The new agreements replace existing change of control agreements with each Executive.  The Change of Control Agreements were approved in part to ensure compliance with recently issued regulations on Deferred Compensation Separation Benefits as mandated by Section 409A of the Internal Revenue Code.

The Change of Control Agreements provide that if an Executive’s employment with the Company is terminated by the Company without cause or by the Executive for good reason within 24 months after a change of control (as such term is defined in the Change of Control Agreement) of the Company, the Executive will receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments during the period from the date of the Executive’s termination until the date 24 months after the effective date of the termination (for purposes of this paragraph only, the “Severance Period”) equal to the monthly salary the Executive was receiving immediately prior to the change of control; (ii) monthly severance payments during the Severance Period equal to 1/12th of the Executive’s target bonus (as such term is defined in the Change of Control Agreement) for the fiscal year in which the termination occurs for each month in which severance payments are made to the Executive pursuant to (i) above; (iii) an additional pro-rated portion of the Executive’s target bonus; (iv) up to 24 months of reimbursement for premiums paid for COBRA coverage and (v) outplacement services with a total value not to exceed $20,000.

The Change of Control Agreements also provide that if an Executive’s employment with the Company is terminated without cause (other than within 24 months after a change of control of the Company), the Executive will receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments during the period from the date of the Executive’s termination until the date that is 3 months after the effective date of termination (for purposes of this paragraph only, the “Severance Period”), equal to the monthly salary the Executive was receiving immediately prior to the termination date; (ii) monthly severance payments during the Severance Period equal to 1/12th of the Executive’s target bonus for the fiscal year in which the termination occurs for each month in which severance payments are made to the Executive pursuant to (i) above; (iii) an additional pro-rated portion of the Executive’s target bonus; (iv) up to 3 months of reimbursement for premiums paid for COBRA coverage and (v) outplacement services with a total value not to exceed $20,000, to be provided during the Severance Period.

The Change of Control Agreements also provide for the automatic vesting in full of all outstanding stock options held by the Executives upon the close of a change of control.

This brief description of the Change of Control Agreements is qualified in its entirety by reference to the provisions of the Change of Control Agreements, the Form of which is attached as Exhibit 10.64 to this current report on Form 8-K.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Vesting of Non-Employee Directors’ Equity Awards

On December 19, 2007, the Compensation Committee approved a resolution pursuant to which non-employee members of the Board of Directors shall be entitled, upon termination of service from the Board of Directors, to an exercise period equal to 12 months from termination of service from the Board of Directors for such directors’ then-outstanding equity awards.

Employment and Change of Control Agreements

See descriptions under Item 1.01 above.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.63	Employment Agreement dated December 20, 2007 by and between the registrant and Leland F. Wilson.*

10.64	Form of Change of Control and Severance Agreement dated December 19, 2007 by and between the registrant and certain of its executive officers.*

* Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2007	VIVUS, INC.

/s/ Lee B. Perry
Lee B. Perry Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.63	Employment Agreement dated December 20, 2007 between the Company and Leland F. Wilson.*

10.64	Form of Change of Control and Severance Agreement dated December 19, 2007 by and between the registrant and certain of its executive officers.*

* Indicates a management contract or compensatory plan.